Exhibit 99.1

TransAtlantic Petroleum Announces Third Quarter 2017 Financial Results and Provides an Operations Update

Hamilton, Bermuda (November 8, 2017) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced the financial results for the quarter ended September 30, 2017 and provided an operations update. Additional information can be found on the Company’s website at http://www.transatlanticpetroleum.com.

Summary

•

As of September 30, 2017, the Company had no long-term debt and $12.4 million in short-term debt, as compared to $3.8 million in long-term debt and $38.2 million in short-term debt as of December 31, 2016. During the quarter ended September 30, 2017, the Company repaid $14.1 million in debt as it continues to focus on deleveraging its balance sheet.

•	Revenues for the third quarter of 2017 were $12.7 million, as compared to $12.3 million for the second quarter of 2017 and $16.7 million for the third quarter of 2016.
•

The Company’s operating loss for the third quarter of 2017 was $0.3 million, as compared to operating income of $2.1 million for the second quarter of 2017 and operating income of $1.0 million for the third quarter of 2016.

•

Net loss from continuing operations was $4.4 million for the third quarter of 2017, as compared to net income of $0.6 million in the second quarter of 2017, and a net loss of $4.6 million in the third quarter of 2016.

•	Adjusted EBITDAX from continuing operations for the third quarter of 2017 was $7.3 million, as compared to $6.8 million for the second quarter of 2017 and $12.8 million for the third quarter of 2016.[1]
•	The Company’s average daily net sales volumes from continuing operations were approximately 2,862 barrels of oil equivalent per day (“Boepd”) in the third quarter of 2017,

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of the press release.

as compared to 3,833 Boepd in the second quarter of 2017 and 4,335 Boepd in the third quarter of 2016. Current daily net sales volumes from continuing operations are approximately 2,900 Boepd.

Third Quarter 2017 Results of Continuing Operations

	For the Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net Sales:
Oil (Mbbl)	254	314	329
Natural gas (Mmcf)	58	184	391
Total net sales (Mboe)	263	345	395
Average net sales (Boepd)	2,862	3,833	4,335
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$47.88	$47.26	$40.67
Oil ($/Bbl hedged)	$47.88	$47.26	$41.38
Natural gas ($/Mcf)	$4.82	$4.96	$7.08

Total revenues were $12.7 million for the three months ended September 30, 2017, as compared to $12.3 million for the three months ended June 30, 2017 and $16.7 million for the three months ended September 30, 2016. For the three months ended September 30, 2017, the Company had a net loss from continuing operations of $4.4 million, or $0.09 per share (basic and diluted), as compared to net income from continuing operations of $0.6 million, or $0.01 per share (basic and diluted), for the three months ended June 30, 2017, and a net loss from continuing operations of $4.6 million, or $0.10 per share (basic and diluted), for the three months ended September 30, 2016. Capital expenditures, including seismic and corporate expenditures totaled $6.0 million for the three months ended September 30, 2017, as compared to $4.9 million for the three months ended June 30, 2017 and $1.5 million for the three months ended September 30, 2016.

Adjusted EBITDAX from continuing operations for the three months ended September 30, 2017 was $7.3 million, as compared to $6.8 million for the three months ended June 30, 2017 and $12.8 million for the three months ended September 30, 2016.

Operational Update

The following summarizes the Company’s operations by location during the third quarter of 2017:

Southeastern Turkey

Testing continued on the Bahar-11 well throughout the third quarter of 2017 in the Bedinan, Dadas, and Hazro formations. Commercial oil was discovered in all three formations with a combined test rate of 280 Boepd. The well was brought on production in October 2017.

Testing continued on the Cavulsu-1 well throughout the third quarter of 2017.  The well flowed high API gravity hydrocarbon in two Bedinan benches. Testing will continue throughout the fourth quarter of 2017 to establish the potential of these intervals as well as up-hole potential in the Dadas, Hazro, and Mardin formations.

Operations on the Pinar-1ST well were temporarily suspended during the third quarter of 2017 due to priority repair and maintenance workover operations in the Bahar and Selmo fields. Testing will resume in the fourth quarter of 2017.

Bulgaria

The Company continues to evaluate its position in Bulgaria with updated geologic models and continues to market a joint venture exploration program for its assets in Bulgaria.

Conference Call

The Company will host a live webcast and conference call on Thursday, November 9, 2017 at 8:00 a.m. Central time (9:00 a.m. Eastern time) to discuss third quarter 2017 financial results and provide an operations update. Investors who would like to participate in the conference call should call (877) 878-2762 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 8898817.

A live webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the webcast and replay, click on “Investors,” select “Events and Presentations,” and click on “Listen to webcast” under the event list. The webcast requires IOS, Microsoft Windows Media Player, or RealOne Player.

A telephonic replay of the call will be available through November 10, 2017 and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 8898817.

Quarterly Report on Form 10-Q

On November 8, 2017, the Company filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive (Loss) Income (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sept 30, 2017	Sept 30, 2016	Sept 30, 2017	Sept 30, 2016
Revenues:
Total revenues	$12,675	$16,659	$41,452	$49,923
Costs and expenses:
Production	2,997	3,070	8,798	9,025
Exploration, abandonment and impairment	141	1,531	249	2,964
Cost of purchased natural gas	–	1,027	568	3,264
Seismic and other exploration	2,966	3	3,046	84
General and administrative	2,532	2,659	9,303	11,401
Depreciation, depletion and amortization	4,272	7,280	13,024	23,053
Accretion of asset retirement obligations	49	97	144	285
Total costs and expenses	12,957	15,667	35,132	50,076
Operating (loss) income	(282)	992	6,320	(153)
Other (expense) income:
Loss on sale of TBNG	–	–	(15,226)	–
Interest and other expense	(2,322)	(3,836)	(6,981)	(9,106)
Interest and other income	182	1,009	663	1,411
(Loss) gain on commodity derivative contracts	(1,365)	(187)	299	(2,419)
Foreign exchange loss	(48)	(390)	(1,055)	(659)
Total other expense	(3,553)	(3,404)	(22,300)	(10,773)
Loss from continuing operations before income taxes	(3,835)	(2,412)	(15,980)	(10,926)
Income tax expense	(518)	(2,224)	(3,856)	(5,820)
Net loss from continuing operations	(4,353)	(4,636)	(19,836)	(16,746)
Income from discontinued operations before income taxes	–	6,886	–	5,830
Gain on disposal of discontinued operations	–	9,419	–	10,168
Income tax benefit	–	–	–	204
Net income from discontinued operations	–	16,305	–	16,202
Net (loss) income	(4,353)	11,669	(19,836)	(544)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(1,223)	(3,986)	21,828	(3,277)
Comprehensive (loss) income	$(5,576)	$7,683	$1,992	$(3,821)

Net (loss) income per common share
Basic net (loss) income per common share
Continuing operations	$(0.09)	$(0.10)	$(0.42)	$(0.39)
Discontinued operations	$(0.00)	$0.35	$(0.00)	$0.38
Weighted average common shares outstanding	47,725	46,854	47,480	42,879
Diluted net (loss) income per common share
Continuing operations	$(0.09)	$(0.10)	$(0.42)	$(0.39)
Discontinued operations	$(0.00)	$0.35	$(0.00)	$0.38
Weighted average common and common equivalent shares outstanding	47,725	46,854	47,480	42,879

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Nine Months Ended Sept 30,
	2017	2016
Net cash provided by operating activities from continuing operations	$16,079	$19,607
Net cash provided by investing activities from continuing operations(1)	4,872	2,699
Net cash used in financing activities from continuing operations	(29,661)	(7,842)
Net cash used in discontinued operations	-	(822)
Effect of exchange rate changes on cash	(118)	(517)
Net (decrease) increase in cash and cash equivalents	$(8,828)	$13,125

(1)	Includes changes in the Company’s restricted cash balance.

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$2,757	$10,034
Restricted cash	–	2,555
Accounts receivable, net
Oil and natural gas sales	12,891	17,885
Joint interest and other	1,914	3,230
Related party	1,063	762
Prepaid and other current assets	2,557	4,756
Inventory	3,613	3,647
Assets held for sale	–	25,217
Total current assets	24,795	68,086
Property and equipment:
Oil and natural gas properties (successful efforts methods)
Proved	204,895	197,214
Unproved	25,730	21,109
Equipment and other property	19,399	20,273
Total property and equipment	250,024	238,596
Less accumulated depreciation, depletion and amortization	(132,899)	(120,638)
Property and equipment, net	117,125	117,958
Other long-term assets:
Other assets	2,104	2,725
Note receivable - related party	7,027	7,624
Total other assets	9,131	10,349
Total assets	$151,051	$196,393
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,518	$7,036
Accounts payable - related party	4,363	1,844
Accrued liabilities	8,660	12,492
Derivative liability	571	596
Loans payable	12,375	34,750
Loan payable - related party	–	3,444
Liabilities held for sale	–	15,938
Total current liabilities	29,487	76,100
Long-term liabilities:
Asset retirement obligations	4,940	4,833
Accrued liabilities	9,138	8,126
Deferred income taxes	20,494	18,806
Loans payable	–	3,750
Derivative liability	–	242
Total long-term liabilities	34,572	35,757
Total liabilities	64,059	111,857
Commitments and contingencies
Series A preferred shares - third-parties, $0.01 par value, 950,000 shares authorized (third-parties and related parties), 426,000 shares issued to third-parties and outstanding with a liquidation preference of $50 per share as of September 30, 2017 and December 31, 2016, respectively	21,300	21,300
Series A preferred shares - related parties, $0.01 par value, 495,000 shares issued to related parties and outstanding with a liquidation preference of $50 per share as of September 30, 2017 and December 31, 2016, respectively	24,750	24,750
Shareholders' equity:
Common shares, $0.10 par value, 200,000,000 shares authorized; 47,727,772 shares and 47,220,525 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	4,773	4,722
Treasury stock	(970)	(970)
Additional paid-in-capital	573,691	573,278
Accumulated other comprehensive loss	(118,488)	(140,316)
Accumulated deficit	(418,064)	(398,228)
Total shareholders' equity	40,942	38,486
Total liabilities, Series A preferred shares and shareholders' equity	$151,051	$196,393

Reconciliation of Net (Loss) Income from Continuing Operations to Adjusted EBITDAX from Continuing Operations (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2017	June 30, 2017	Sept 30, 2016	Sept 30, 2017	Sept 30, 2016
Net (loss) income from continuing operations	$(4,353)	$566	$(4,636)	$(19,836)	$(16,746)
Adjustments:
Interest and other, net	2,140	2,100	2,827	6,318	7,695
Current and deferred income tax expense	518	1,203	2,224	3,856	5,820
Exploration, abandonment, and impairment	141	2	1,531	249	2,964
Seismic and other exploration expense	2,966	65	3	3,046	84
Foreign exchange loss (gain)	48	(1,116)	390	1,055	659
Share-based compensation expense	142	278	142	556	496
Loss (gain) on commodity derivative contracts	1,365	(676)	187	(299)	2,419
Cash settlements on commodity derivative contracts	-	32	2,729	32	4,188
Accretion of asset retirement obligation	49	47	97	144	285
Depreciation, depletion, and amortization	4,272	4,255	7,280	13,024	23,053
Loss on sale of TBNG	-	-	-	15,226	-
Net other items	-	-	64	30	582
Adjusted EBITDAX from continuing operations	$7,288	$6,756	$12,838	$23,401	$31,499

Adjusted EBITDAX from continuing operations (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net (loss) income from continuing operations plus interest and other net, current and deferred income tax expense, exploration, abandonment and impairment, seismic and other exploration expense, foreign exchange (gain) loss, share-based compensation expense, loss (gain) on commodity derivative contracts, cash settlements on commodity derivative contacts, accretion of asset retirement obligation, depreciation, depletion, and amortization, loss on sale of TBNG, and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion, and amortization and impairment of oil and natural gas properties and exploration expenses, among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from continuing operations prepared in accordance with GAAP. Net income or income from continuing operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the drilling, completion and cost of wells, the production and sale of oil and natural gas, the marketing of joint venture transactions, the holding of an earnings conference call, and the issuance of an operations update, as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or Boe, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet of natural gas (“Mcf”) to one stock tank barrel, or 42 U.S. gallons liquid volume (“Bbl”), of oil. A Boe conversion ratio of six Mcf to one Bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Boe may be misleading, particularly if used in isolation.

Contacts:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com